Ultra Petroleum Corp.	Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ULTRA PETROLEUM ANNOUNCES FIRST QUARTER 2018 RESULTS, PROVIDES UPDATE ON HORIZONTAL PROGRAM & DEVELOPMENT PLAN

Ultra Petroleum Raises Production Guidance; Reaffirms Capex Guidance

HOUSTON, Texas – May 10, 2018 – Ultra Petroleum Corp. (NASDAQ: UPL) announces financial and operating results for the quarter ended March 31, 2018.

Financial and Operating Highlights:

•	First quarter production of 72.3 Bcfe increased 13% compared to first quarter 2017, beating mid-point of guidance,

•	Reduced operated rig fleet from 7 rigs to 4; all of which are equipped for horizontal development,

•	Accelerated horizontal well activity while decreasing well costs; now targeting 25-30 horizontal wells for 2018:

oWB 9-23 A-2H online in Feb:    IP= 54.5 MMcfe/d(873 Bopd, 10% oil)

oWB 9-23 A-3H online in Apr:    IP= 11.7 MMcfe/d (146 Bopd, 7% oil)

oWB 8-25 A-1H online in Apr:    IP= 28.5 MMcfe/d (441 Bopd, 9% oil)

o3-well Average IP:              IP= 31.6 MMcfe/d(47% greater than budget case)

o3-well Average cost:              $8.6 million (4% below budget case)

o5 additional horizontal wells currently completing or in flowback

•	Vertical IP rates increasing: first quarter 2018 average IP = 7.7 MMcfe/d,

•	Continued to increase hedges for 2018 and 2019:

o	2Q – 4Q 2018:197.3 Bcf (HH); 117.9 Bcf (Basis); 1.8 MMBbls (Oil)
o	Calendar 2019:125.5 Bcf (HH); 51.9 Bcf (Basis); 1.5 MMBbls (Oil)

•	Completed semi-annual borrowing base redetermination under the revolving credit facility with the borrowing base reaffirmed at $1.4 billion,

•	Obtained covenant amendment from lenders that increases the maximum net leverage ratio from 4.0x to 4.5x, and

•	Additional financial and operating highlights can be found in the new investor presentation posted at www.ultrapetroleum.com.

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1Q18 Results

First Quarter 2018 Financial Results

During the first quarter of 2018, total revenues increased 2% to $225.4 million as compared to $221.0 million during the first quarter of 2017. The Company’s production of natural gas and oil was 72.3 billion cubic feet equivalent (Bcfe), an increase of 13% over the first quarter of 2017, with 68.2 billion cubic feet (Bcf) of natural gas and 677.8 thousand barrels (MBbls) of oil and condensate.

During the first quarter of 2018, Ultra Petroleum’s average realized natural gas price was $2.68 per thousand cubic feet (Mcf), which includes realized gains on commodity hedges. Excluding the realized gains from commodity derivatives, the Company’s average price for natural gas was $2.66 per Mcf, compared to $3.15 per Mcf for the first quarter of 2017. The Company’s average realized oil and condensate price was $60.36 per barrel (Bbl), which includes realized gains on commodity hedges, for the quarter ended March 31, 2018. Excluding the realized gains from oil commodity derivatives, the Company’s average price for oil was $60.90 per Bbl as compared to $47.29 per Bbl for the same period in 2017.

Ultra Petroleum’s reported net income was $47.5 million, or $0.24 per diluted share. Ultra reported adjusted net income(2) of $55.3 million, or $0.28 per diluted share for the quarter ended March 31, 2018.

Pinedale Horizontal Program

	WB 9-23	WB 9-23	WB 8-25	WB 9-23
	A-1H	A-2H	A-1H	A-3H
Lateral Length	10,400'	11,000'	9,900'	10,900'
Lateral Net to Gross	78%	82%	54%	47%
Lateral Net Sand	8,112'	9,020'	5,346'	5,123'
Completion Stages	49	49	35	33
DC&E costs, $millions	$10.0	$9.0	$8.3	$8.4
1st Production Month	Nov 17	Feb 18	Apr 18	Apr 18
IP 24-hour Mmcfe/d	51	54.5	28.5	11.7
Initial Oil Rate, Bopd	705	873	441	146
% oil	8%	10%	9%	7%

“Based on encouraging early results, we have significantly ramped up horizontal well development and now plan to drill 25-30 horizontal wells this year while maintaining our $400 million capital expenditure guidance. We believe, on average, the horizontal program can provide strong economic returns at, or even materially below, current strip pricing,” said Brad Johnson, Interim Chief Executive Officer.

Pinedale Vertical Program

During the first quarter, the Company and its partners brought online 48 gross (35.9 net) vertical wells in Pinedale. The average initial production (IP) rate for new operated vertical wells brought online in the first quarter of 2018 was 7.7 million cubic feet equivalent (MMcfe) per day.

Unless pricing improves, the Company plans to devote a significant amount of its remaining capital spending for 2018 to drilling horizontal wells, which provide superior economic returns to vertical wells.

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1Q18 Results

“As we transition our Pinedale field development from the legacy vertical well program to our new best-in-class horizontal well opportunity, the reaffirmation of our borrowing base and leverage covenant amendment provides the flexibility to manage the business in a disciplined fashion while maintaining compliance with all debt covenants. With liquidity in excess of $400 million, cash flow positive assets and an inside maturity nearly four years away, Ultra is well positioned to continue executing its long-term business plan to maximize shareholder value,” added Brad Johnson.

Hedging Activity

Ultra Petroleum has continued to increase its hedging position since its last update provided on February 28, 2018.  The purpose of these hedges is to provide a more certain and visible cash flow stream to ensure compliance with debt covenants if gas pricing were to materially weaken from current strip pricing over the next two years. The table below provides a summary of the hedges in place as of May 8, 2018:

NYMEX	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Natural Gas Swaps:
Volume (MMBtu/d)	770,000	770,000	763,370	820,000	220,000	220,000	220,000
$/MMBtu	$2.88	$2.88	$2.90	$2.94	$2.79	$2.79	$2.79

Oil Swaps:
Volume (Bbl/d)	6,467	6,500	6,500	6,000	6,000	4,000	3,000
$/Bbl	$60.59	$60.61	$60.45	$58.46	$59.16	$58.59	$59.23

Basis Swap Contracts:
NW Rockies basis swap volume (MMBtu/d)(a)-financial	353,846	400,000	304,348	270,000	120,000	120,000	120,000
NW Rockies basis swap volume (MMBtu/d)(a)-physical	170,000	170,000	57,283	—	—	—	—
Price differential ($/MMBtu)	$(0.67)	$(0.68)	$(0.70)	$(0.73)	$(0.77)	$(0.77)	$(0.77)

(a) Represents swap contracts that fix the basis differentials for gas sold at or near Opal, Wyoming and the value of natural gas established on the last trading day of the month by the NYMEX for natural gas swaps for the respective period.

2018 Guidance

In 2018, the Company is focused on capital efficiency, cash flow visibility, and accelerating the horizontal program, while producing free cash flow.

Production: Ultra is increasing its 2018 annual production guidance to 285-295 Bcfe. In the second quarter, the average daily production rate is expected to range between 780-800 MMcfe/d, and includes production of 1.1 Bcfe from the Utah assets. With less capital allocated to vertical drilling than originally planned, second quarter volumes are forecasted to decline slightly, with production from horizontal wells providing growth later in the year.

Expenses: The following table presents the Company's expected per unit of production expenses for the second quarter of 2018. Production tax guidance assumes a $2.75 per MMBtu Henry Hub natural gas price and a $68.00 per Bbl NYMEX crude oil price:

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1Q18 Results

Costs Per Mcfe	2Q 2018
Lease operating expenses	$0.30 – 0.34
Facility lease expense	$0.08 – 0.09
Production taxes	$0.27 – 0.29
Gathering fees, net	$0.27 – 0.32
Transportation charges	$0.00 – 0.00
Depletion and depreciation	$0.67 – 0.70
General and administrative-cash	$0.01 – 0.03
Interest expense	$0.51 – 0.53
Total costs per Mcfe	$2.11 – 2.30

Income Tax: The Company does not expect any tax expense during 2018.

Headquarters to be Relocated to Englewood, Colorado

Later this year, the Company plans to relocate its headquarters from Houston, Texas to Englewood, Colorado with an expected effective date of and closure of the Houston office as of September 30, 2018.  “Our office in the Denver area has long served as the hub for our operations, with over 65 employees.   Consolidating our Houston and Denver activities into one office provides enhanced focus and cost savings as we pursue increased shareholder value,” said Brad Johnson.

“On behalf of the Board of Directors, we want to thank all of our Houston-based employees for their many contributions to Ultra.  Garland Shaw, our Chief Financial Officer, and Garrett Smith, our General Counsel, will not be relocating to Colorado, but we expect them to remain with the Company in the coming months to help manage this transition as we embark on a search for a new CFO and a new General Counsel,” said Evan Lederman, Chairman of the Board.

Conference Call Webcast Scheduled for May 10, 2018

Ultra Petroleum’s first quarter 2018 results conference call will be available via webcast at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time) Thursday, May 10, 2018. To listen to this webcast, log on to www.ultrapetroleum.com and follow the link to the webcast.  The webcast replay will be archived on Ultra Petroleum’s website.

Upcoming Conference Schedule

Barclays High Yield Bond and Syndicated Loan Conference

May 21 – May 23, 2018, Colorado Springs, CO

BAML 2018 Credit Conference

June 6 – June 7, 2018, New York, NY

2018 Stifel Cross Sector Insight Conference

June 11 – June 13, 2018, Boston, MA

JP Morgan Energy Equity Investor Conference

June 18 – June 20, 2018, New York, NY

Financial tables to follow.

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1Q18 Results

Ultra Petroleum Corp.

Consolidated Statements of Operations (unaudited)

All amounts expressed in US$000's, except per unit data

	For the Three Months Ended
	March 31,
	2018	2017
Volumes:
Natural gas (Mcf)	68,233,865	59,989,420
Oil and condensate (Bbls)	677,843	662,897
Mcfe - Total	72,300,923	63,966,802

Revenues:
Natural gas sales	$181,462	$188,851
Oil sales	41,284	31,348
Other revenue	2,628	759
Total operating revenues	225,374	220,958

Expenses:
Lease operating expenses	21,764	23,136
Facility lease expense	6,156	5,226
Production taxes	23,270	22,132
Gathering fees	23,055	20,929
Total lease operating costs	74,245	71,423

Depletion and depreciation	50,540	31,753
General and administrative	12,688	1,051
Total operating expenses	137,473	104,227

Other (expense) income, net	(245)	(147)
Contract settlement expense	—	(52,707)
Interest expense	(35,837)	(85,447)
Deferred gain on sale of liquids gathering system	2,638	2,638
Realized gain on commodity derivatives	1,076	—
Unrealized loss on commodity derivatives	(7,606)	(13,218)
Total other (expense) income, net	(39,974)	(148,881)

Reorganization items, net	—	(57,546)

Income (loss) before income taxes	47,927	(89,696)
Income tax provision	434	2

Net income (loss)	$47,493	$(89,698)

Adjusted Net Income Reconciliation:
Net income (loss)	$47,493	$(89,698)
Reorganization items, net	—	57,546
Postpetition interest expense	—	85,338
Contract settlement expense	—	52,707
Unrealized loss on commodity derivatives	7,606	13,218
Other	213	203
Adjusted net income (2)	$55,312	$119,314

Operating cash flow (1) (7)(8)	$112,024	$149,280
(see non-GAAP reconciliation)

Adjusted EBITDA (5)	$148,295	$149,390
(see non-GAAP reconciliation)

Weighted average shares (000's) (9)
Basic	196,550	80,018
Diluted	196,550	80,018

Earnings (loss) per share
Net income (loss) - basic	$0.24	$(1.12)
Net income (loss)- diluted	$0.24	$(1.12)

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1Q18 Results

Adjusted earnings per share (2) (9)
Adjusted net income - basic	$0.28	$1.49
Adjusted net income - diluted	$0.28	$1.49

Realized Prices
Natural gas ($/Mcf), excluding realized gain on commodity derivatives	$2.66	$3.15
Natural gas ($/Mcf), including realized gain on commodity derivatives	$2.68	$3.15
Oil liquids ($/Bbl), excluding realized gain on commodity derivatives	$60.90	$47.29
Oil liquids ($/Bbl), including realized gain on commodity derivatives	$60.36	$47.29

Costs Per Mcfe
Lease operating expenses	$0.30	$0.36
Facility lease expense	$0.09	$0.08
Production taxes	$0.32	$0.35
Gathering fees (net)	$0.28	$0.33
Depletion and depreciation	$0.70	$0.50
General and administrative - total	$0.18	$0.02
Interest expense (7)	$0.50	$—
	$2.37	$1.64
Adjusted Margins
Adjusted Net Income Margin (3)	25%	54%
Adjusted Operating Cash Flow Margin (4)(7)(8)	50%	68%
Adjusted EBITDA Margin (6)	66%	68%

Ultra Petroleum Corp.

Supplemental Balance Sheet Data

All amounts expressed in US$000’s

	As of
	March 31,	December 31,
	2018	2017
	(Unaudited)
Cash and cash equivalents	$17,782	$16,631
Outstanding debt
Term Loan, secured due 2024	975,000	975,000
6.875% Senior Notes, unsecured due 2022	700,000	700,000
7.125% Senior Notes, unsecured due 2025	500,000	500,000
Credit Agreement	—	—
Long-term debt	$2,175,000	$2,175,000
Less: Deferred financing costs	(56,485)	(58,789)
Total long-term debt	$2,118,515	$2,116,211

Reconciliation of Operating Cash Flow and Net Cash Provided by Operating Activities (unaudited)

All amounts expressed in US$000's

The following table reconciles net cash provided by operating activities with operating cash flow as derived from the Company’s financial information.

	For the Three Months Ended
	March 31,
	2018	2017
Net cash provided by operating activities	$151,996	$171,434
Net changes in operating assets and liabilities and other non-cash or non-recurring items (7)(8)	(39,972)	(22,154)
Operating Cash Flow (1)	$112,024	$149,280

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1Q18 Results

Reconciliation of Earnings before Interest, Taxes, Depletion and Amortization (unaudited)

All amounts expressed in US$000's

The following table reconciles net income (loss) as derived from the Company's financial information with earnings before interest, taxes, depletion, and amortization and certain other non-recurring or non-cash charges (Adjusted EBITDA)(5):

	For the Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$47,493	$(89,698)
Interest expense	35,837	85,447
Depletion and depreciation	50,540	31,753
Reorganization items, net	—	57,546
Contract settlement expense	—	52,707
Unrealized loss on commodity derivatives	7,606	13,218
Deferred gain on sale of liquids gathering system	(2,638)	(2,638)
Stock compensation expense	8,810	851
Taxes	434	2
Other	213	202
Adjusted EBITDA (5)	$148,295	$149,390

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes certain non-GAAP performance measures may provide users of this financial information with additional meaningful comparisons between current results and the results of the Company’s peers and of prior periods.

Management presents the following measures because (i) they are consistent with the manner in which the Company's performance is measured relative to the performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

(1) Operating Cash Flow is defined as Net cash provided by operating activities before changes in operating assets and liabilities and other non-cash items. Management believes that the non-GAAP measure of operating cash flow is useful as an indicator of an oil and gas exploration and production Company's ability to internally fund exploration and development activities and to service or incur additional debt.  The Company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

(2) Adjusted Net Income is defined as Net income adjusted to exclude certain charges or amounts in order to exclude the volatility associated with the effects of non-recurring charges, non-cash mark-to-market gains or losses on commodity derivatives, non-cash ceiling test impairments and other similar items such as post- petition interest which represents interest expense related to the prepetition debt agreements incurred as part of our emergence from chapter 11 proceedings.

(3) Adjusted Net Income Margin is defined as Adjusted Net Income divided by Total operating revenues plus Realized gain (loss) on commodity derivatives, if any.

(4) Adjusted Operating Cash Flow Margin is defined as Operating Cash Flow divided by Total operating revenues plus Realized gain (loss) on commodity derivatives, if any.

(5) Earnings before interest, taxes, depletion and amortization (Adjusted EBITDA) is defined as Net income (loss) adjusted to exclude interest, taxes, depletion and amortization and certain other non-recurring or non-cash charges. Management believes that the non-GAAP measure of Adjusted EBITDA is useful as an indicator of an oil and gas exploration and production Company's ability to internally fund exploration and development activities and to service or incur additional debt.  Adjusted EBITDA should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

(6) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total operating revenues plus Realized gain (loss) on commodity derivatives, if any.

(7) For the three months ended March 31, 2017, excludes postpetition interest expense that represents interest for the period beginning April 29, 2016 through March 31, 2017.

(8) For the three months ended March 31, 2017, reorganization items, net and contract settlement expense are considered non-recurring items and are excluded from operating cash flow.

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1Q18 Results

(9) In conjunction with emergence from chapter 11 on April 12, 2017, the Company issued shares of New Equity to holders of Existing Common Shares at a conversion ratio of 0.521562. As a result, the basic and fully diluted share counts have been presented to reflect this conversion as if it had occurred as of January 1, 2017.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 400 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Sandi Kraemer

Director, Investor Relations

Phone: 281-582-6613

Email: skraemer@ultrapetroleum.com

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1Q18 Results